Exhibit 99.1

GrabAGun Digital Holdings Reports Second Quarter 2026 Results

Second Quarter Revenues Increased 9.4% Year-Over-Year to $23.2 Million; Firearms Sales Increased 8.5% for the Same Period

Second Quarter Gross Profit Increased 39.4% and Gross Margin Expanded 290 Basis Points to 13.5% Compared to Same Period Last Year

Advancing Logistics Infrastructure with Three Manufacturing Customers Onboard to Date, Creating a Path for Long-Term Revenue Growth and Margin Expansion

Coppell, Texas – August 13, 2026 – GrabAGun Digital Holdings Inc. (“GrabAGun” or the “Company”) (NYSE:PEW), an online retailer of firearms, ammunition and related accessories, today reported second quarter 2026 financial results for the three and six months ended June 30, 2026.

Marc Nemati, Chief Executive Officer of GrabAGun, commented, “Our second-quarter results reflect continued momentum across our business, with net revenue growth of 9% year-over-year, driven by growth in average order value and a favorable shift toward higher price-point products with our firearms sales, which were up 8% year over year. We also delivered a 290-basis point improvement in gross margin compared to the prior year period. These results reflect the benefits of our evolving product mix, targeted pricing strategy, and disciplined execution across our commercial organization.

“The firearms industry continues to evolve, with recent federal policy proposals from the ATF focused on modernizing aspects of the lawful purchasing process while maintaining established compliance requirements, including background checks and other safeguards. While the timing, scope, and ultimate implementation of any regulatory changes remain uncertain, we believe GrabAGun is well positioned to support customers through this changing environment, leveraging the digital infrastructure, compliance capabilities, and regulatory expertise we have built over more than fifteen years.

Mr. Nemati continued, “That same foundation enabled us to launch PEW Logistics in January, marking an important milestone in extending the capabilities of our turnkey e-commerce platform. We are encouraged by the platform’s early momentum, including the recent addition of Backwoods Suppressors as our third manufacturing customer, further expanding our reach into a growing product category.

“As we continue to expand our network of manufacturers and product categories, we believe PEW Logistics has the potential to broaden our addressable market and create additional opportunities for recurring and profitable revenue and margin expansion. Supported by nearly $100 million in cash, a strong balance sheet, a disciplined capital structure, and a track record of innovation and execution, we remain focused on advancing our strategy, pursuing sustainable growth opportunities, and creating long-term value for our shareholders.”

Second Quarter Financial Highlights

•
Net revenue was $23.2 million, up 9.4% year-over-year, compared to $21.2 million in the prior-year quarter.
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Firearms sales increased 8.5% to $19.3 million.
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Non-firearms sales increased 7.5% to $3.6 million.
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Service sales totaled $0.2 million, PEW Logistics, a wholly-owned subsidiary, did not have any revenue for the prior-year quarter.
•
Net revenue for the year-to-date period was $49.1 million, up 10.3% year-over-year, compared to $44.6 million in the prior-year to date period.
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Firearm sales increased 9.5% to $41.0 million
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Non-firearm sales increased 9.0% to $7.8 million

•
Gross profit margin of 13.5% for the three months ended June 30, 2026 compared with 10.6% gross profit margin in the prior year's quarter. Gross profit margin for the six months ended June 30, 2026 of 12.0% compared with gross profit margin of 10.1% in the prior year.
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Loss from operations was $2.6 million for the three months ended June 30, 2026 compared to income from operations of $0.8 million. Loss from operations was $5.2 million for the six months ended June 30, 2026 compared to income from operations of $0.8 million the prior-year, driven by stock-based compensation expense, public company expenses, and increased personnel costs associated with headcount additions.
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Net loss was $1.8 million for the three months ended June 30, 2026 compared to net income of $0.8 million in the prior-year quarter. Net loss was $3.6 million for the six months ended June 30, 2026 compared to net income of $0.9 million in the prior-year.
•
Adjusted EBITDA1 totaled a loss of $1.7 million for the three months ended June 30, 2026 compared to income of $0.9 million in the prior-year. Adjusted EBITDA1 totaled a loss of $3.7 million for the six months ended June 30, 2026 compared to income of $1.5 million in the prior-year.
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Cash and cash equivalents of $97.5 million, or $3.31 per share, with minimal debt, as of June 30, 2026.

Business Highlights

•
Overall Customer Lifetime Value2 increased by 4.1% for both the three and six months ended June 30, 2026 to $819.41
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In Q2 2026, total site traffic grew 12.6% year-over-year with Mobile Sessions3 continuing to be a core driver attributing approximately 71.3% of site traffic, accounting for 69.9% of transactions, and 67.5% of net revenue, demonstrating a beneficial channel mix that aligns with the Company’s mobile-first strategy.
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For the three and six months ended June 30, 2026, Company net revenue increased 9.4% and 10.3%, respectively, compared to the same periods in 2025. Within that, firearm sales increased 8.5% and 9.5%, respectively, driven primarily by growth in average order value and a continued shift in mix toward higher-price-point products.
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Launched PEW Logistics in January 2026, a wholly-owned subsidiary offering white-label e-commerce fulfillment solutions for firearms manufacturers.
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Onboarded KelTec® Weapons as the platform's first implementation manufacturer.
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Added Derya Arms as the second manufacturer in March 2026.
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Added Backwoods Suppressors as the third manufacturer in July 2026.
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Executed $2.4 million of share repurchases during the six months ended June 30, 2026, with $8.7 million remaining of the Company’s previously authorized $20.0 million share repurchase program, reflecting management’s strong conviction in the Company’s fundamentals and an efficient capital allocation strategy to maximize shareholder value.

Second Quarter 2026 Conference Call and Webcast

Management will host a conference call at 4:30 PM ET today to discuss its second quarter 2026 results. The live webcast and replay will be accessible under the Events & Presentations section of the Company’s Investor Relations website at investors.grabagun.com.

About GrabAGun Digital Holdings Inc.

GrabAGun Digital Holdings Inc. (NYSE: PEW) is a technology-driven commerce and platform company serving the firearms, ammunition, and outdoor industry through two complementary businesses. GrabAGun.com, the Company’s digitally native eCommerce retailer operated by wholly-owned subsidiary GrabAGun LLC, is one of the nation’s leading online firearms retailers, built on fifteen years of proprietary software development spanning dynamic inventory and order management, AI-powered pricing, demand forecasting, and automated regulatory compliance. PEW Logistics LLC, the Company's wholly-owned platform services subsidiary, extends that proven infrastructure to firearms

1 Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how the Company defines and calculates this measure and a reconciliation thereof to net income (loss), the most directly comparable GAAP measure.

2 Customer Lifetime Value is an estimate of the present value of revenue expected from each customer, including the first order plus projected repeat orders.

3 Mobile Session is a period of user interaction with an app or website, initiated when a user opens your app in the foreground or views a page on your website using a mobile device.

manufacturers as a turnkey e-commerce solution generating recurring, high-margin platform revenue across fulfillment, compliance, data, and marketing services. Together, these businesses position GrabAGun as the technology backbone of a modernized firearms supply chain, with a capital-efficient model that monetizes the infrastructure the Company has already built.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements other than historical facts contained herein are forward-looking statements. Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “forecasts,” “estimates,” “budgets,” “projects,” “strategy,” “guidance,” “outlook,” “believes,” “expects,” “intends,” “plans,” “predicts,” “potential,” “seek,” “continue,” “target,” “goal,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ending December 31, 2025 as filed with the Securities and Exchange Commission ("SEC") on March 12, 2026, and other documents filed or to be filed by GrabAGun from time to time with the SEC. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. Recipients are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements included herein are only made as of the date of this report, or if earlier, as of the date they were made, and we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Media and Investor Contact Information:

Media Inquiries:

media@grabagun.com

Investor Inquiries:

investor.relations@grabagun.com

GRABAGUN DIGITAL HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$97,512	$110,395
Inventory, net	9,324	8,532
Prepaid expenses and other current assets	1,454	1,761
Total current assets	108,290	120,688

Capitalized software, net	1,001	781
Property and equipment, net	11,341	8,550
Operating lease right-of-use asset	—	39
Other assets	1,087	1,204
Total assets	$121,719	$131,262

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$7,817	$11,833
Operating lease liability, current	—	41
Accrued expenses and other current liabilities	2,510	2,447
Unearned revenue	1,163	2,453
Total current liabilities	11,490	16,774

Long-term debt	7,665	6,887
Total liabilities	19,155	23,661

Commitments and Contingencies (Note 11)	—	—

Stockholders' Equity
Common stock, $0.0001 par value; 200,000,000 shares authorized; 31,812,302 shares issued and 29,480,106 shares outstanding as of June 30, 2026 and 31,545,268 shares issued and 29,982,590 outstanding as of December 31, 2025	3	3
Treasury stock, 2,332,196 shares as of June 30, 2026 and 1,562,678 shares as of December 31, 2025	(11,269)	(8,884)
Additional paid-in capital	122,164	121,171
Accumulated deficit	(8,334)	(4,689)
Total stockholders' equity	102,564	107,601
Total liabilities and stockholders' equity	$121,719	$131,262

GRABAGUN DIGITAL HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$23,217	$21,228	$49,145	$44,559
Cost of goods sold	20,091	18,985	43,253	40,076
Gross profit	3,126	2,243	5,892	4,483

Operating expenses:
Sales and marketing	275	234	555	473
General and administrative	5,424	1,227	10,550	3,186
Total operating expenses	5,699	1,461	11,105	3,659
Income (loss) from operations	(2,573)	782	(5,213)	824

Other income:
Interest income, net	760	41	1,561	93
Other income, net	6	—	10	1
Total other income	766	41	1,571	94

Income (loss) before income tax expense	(1,807)	823	(3,642)	918
Income tax expense	3	—	3	—
Net income (loss)	$(1,810)	$823	$(3,645)	$918

Weighted-average shares outstanding, basic and diluted	29,314,979	10,000,000	29,483,454	10,000,000
Net income (loss) per share, basic and diluted	$(0.06)	$0.08	$(0.12)	$0.09

GRABAGUN DIGITAL HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,645)	$918
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Stock-based compensation	989	—
Depreciation of property and equipment	18	8
Amortization of software development costs	133	93
Non-cash lease expense	39	110
Amortization of debt issuance costs	4	—
Sales return allowance	(176)	(142)
Inventory returns reserve	149	123
Changes in operating assets and liabilities:
Inventory, net	(942)	(1,347)
Prepaid expenses and other current assets	307	168
Other assets	118	(47)
Accounts payable	(4,052)	1,192
Operating lease liability	(41)	(114)
Accrued and other current liabilities	41	(272)
Unearned revenue	(1,290)	(501)
Net cash provided by (used in) operating activities	(8,348)	189

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,779)	(9)
Disposal of property and equipment	—	2
Capitalized software additions	(364)	(128)
Net cash used in investing activities	(3,143)	(135)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to GrabAGun Members	—	(2,040)
Payments of deferred transaction costs	—	(1,259)
Proceeds from borrowings, net	971	—
Payment for stock repurchases	(2,363)	—
Net cash used in financing activities	(1,392)	(3,299)

Net decrease in cash and cash equivalents	(12,883)	(3,245)
Cash and cash equivalents, beginning of period	110,395	7,887
Cash and cash equivalents, end of period	$97,512	$4,642

Supplemental disclosures of non-cash investing and financing activities:
Deferred transaction costs included in accounts payable	$—	$164
Income taxes paid
Stock-based compensation expense capitalized in internal-use software development costs	$4	$—
Additions of capitalized software included within accounts payable	$11	$24
Purchases of property and equipment included within accounts payable	$30	$—
Excise taxes for stock repurchase included within accrued expenses and other current liabilities	$22	$—

Non-GAAP Financial Information

We utilize Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, to supplement GAAP measures of performance as a tool to evaluate our historical financial and operational performance, identify trends affecting our business, and formulate business plans and make strategic decisions. We believe that Adjusted EBITDA provides users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of interest income, net, income tax, and non-cash expenses, including depreciation, amortization, stock compensation, and certain non-recurring costs, as management does not believe these to be representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue.

The non-GAAP financial measures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Adjusted EBITDA is not a liquidity measure and should not be considered as discretionary cash available to us to reinvest in the growth of our business or to distribute to shareholders or as a measure of cash that will be available to us to meet our obligations.

We define Adjusted EBITDA as net income (loss) excluding interest income, net, income tax, and non-cash expenses, including depreciation and amortization, stock-based compensation, and certain non-recurring costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

The following table reconciles our GAAP and non-GAAP financial measures for the three and six months ended June 30, 2026 and 2025 (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues	$23,217	$21,228	$49,145	$44,559
Cost of goods sold	20,091	18,985	43,253	40,076
Gross profit	3,126	2,243	5,892	4,483
% gross profit	13%	11%	12%	10%

Net income (loss)	$(1,810)	$823	$(3,645)	$918
Interest income, net	(760)	(41)	(1,561)	(93)
Income tax expense	3	—	3	—
Depreciation and amortization	126	51	218	101
Stock-based compensation expense	486	—	989	—
Non-recurring costs:
Transaction costs (1)	—	71	—	524
Business optimization (2)	283	—	283	—
Adjusted EBITDA	$(1,672)	$904	$(3,713)	$1,450
% Adjusted EBITDA margin	(7)%	4%	(8)%	3%

(1) Non-recurring costs consist of third-party accounting and consulting fees incurred in connection with the Business Combination.

(2) Non-recurring costs consisting of third-party costs related to the implementation of the Company's internal control framework and non-capitalizable costs related to the implementation of the Company's enterprise resource planning system.